UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

CipherLoc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

N/A

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 15, 2021 (the “Effective Date”), CipherLoc Corporation (the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with the Carmel Trust (the “Trust”), the Carmel Trust II (“Trust II”), James LaGanke, individually (“LaGanke”) and as Trustee of both the Trust and Trust II (“Trustee,” and collectively with the Trust, Trust II, and LaGanke, the “Carmel Parties”). The Settlement Agreement relates to the action titled CipherLoc Corporation vs. Michael De La Garza, MSR, LLC, and James LaGanke, as CipherLoc Corporation vs. Michael De La Garza, MSR, LLC, and James LaGanke, as Trustee of the Carmel Trust II, Civil Action No. 1:19-CV-01147-LY, currently pending in United States District Court for the Western District of Texas, Austin Division. Under the Settlement Agreement, the foregoing action is to be dismissed with prejudice.

Pursuant to the Settlement Agreement, the Carmel Parties agreed to, among other things, the return of (i) 1,000,000 shares of Series A Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), and (ii) 127,500 shares of the Company’s common stock, $0.01 par value per share (together with the Preferred Stock, the “Forfeited Stock”), held by the Carmel Parties to the Company’s treasury. The Company agreed to pay the Carmel Parties an aggregate sum of $50,000 (the “Settlement Amount”) payable on or before fifteen (15) business days after (i) the execution of the Settlement Agreement by the Carmel Parties, (ii) actual receipt by the Company of the Forfeited Stock and consummation of the deliveries contemplated by the Settlement Agreement, and (iii) the receipt by the Company of a completed Internal Revenue Service form W-9 from both LaGanke and his law firm.

In exchange for the consideration described above, and subject to the terms and conditions set forth in the Settlement Agreement, the Company and the Carmel Parties mutually agreed to grant each other a general release.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, Zeynep Young resigned as a member of the Company’s board of directors in order to take a new leadership role.

Ms. Zeynep’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Company’s board of directors.

Item 8.01	Other Events.

On January 19, 2021, the Company issued a press release in connection with Ms. Zeynep’s resignation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 20, 2021, the Company issued a press release in connection with the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement, effective January 15, 2021
99.1	Press release, dated January 19, 2021
99.2	Press release, dated January 20, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2021

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer

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